Exhibit 99.1

NEWS RELEASE

NABORS ANNOUNCES OFFERING OF EXCHANGEABLE SENIOR UNSECURED NOTES

Hamilton, Bermuda, January 9 2017 — Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) announced today that its wholly owned subsidiary, Nabors Industries, Inc. (“NII”), has commenced an offering of $500,000,000 aggregate principal amount of exchangeable senior unsecured notes due 2024 (the “notes”), subject to market and other conditions, through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be fully and unconditionally guaranteed by Nabors.

The notes will accrue interest and be payable semi-annually in arrears. The notes will be exchangeable at the option of the holders during certain specified periods and upon certain specified events in accordance with the terms of the notes.  Upon any exchange, NII will settle its exchange obligation in cash, common shares of Nabors, or a combination of cash and common shares of Nabors, at NII’s election. The interest rate, exchange rate and other terms of the notes will be determined at the time of pricing of the offering. In addition, NII expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $75,000,000 aggregate principal amount of notes, solely to cover overallotments.

In connection with the pricing of the notes, Nabors and NII intend to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their affiliates (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of Nabors’ common shares that will initially underlie the notes. The capped call transactions are expected to reduce potential dilution to Nabors’ common shares and/or offset potential cash payments Nabors is required to make in excess of the principal amount upon any exchange of notes, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their overallotment option to purchase additional notes, Nabors and NII may enter into additional capped call transactions with the option counterparties.

The net proceeds from the offering will be used to prepay the remaining balance of NII’s unsecured term loan, which matures in 2020, as well as to pay the cost of the capped call transaction entered into with respect to Nabors’ common shares. Any remaining net proceeds from the offering will be used for general corporate purposes, including to repurchase or repay other indebtedness.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates are expected to enter into various derivative transactions with respect to Nabors’ common shares and/or purchase Nabors’ common shares or other of Nabors’ securities in secondary market transactions concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. These activities could have the effect of increasing, or reducing the size of any decline in, the market price of Nabors’ common shares or the notes at that time.

In addition, the option counterparties have advised Nabors and NII that the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Nabors’ common shares and/or by purchasing or selling Nabors’ common shares or other securities of Nabors in secondary market transactions prior to the maturity of the notes (and are likely to do so during any observation period related to an exchange of notes).

The notes, the guarantee and Nabors’ common shares issuable upon the exchange of the notes, if any, will not be and have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities of Nabors or NII, nor shall there be any offer, solicitation or sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The information above includes forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. Nabors does not undertake to update these forward-looking statements.

For further information regarding Nabors, please contact Dennis A. Smith, Vice President of Corporate Development & Investor Relations, at 281-775-8038. To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at 441-292-1510 or via email at mark.andrews@nabors.com.